UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2006

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

One Morningside Drive North, Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 349-4160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Equity Securities.

On November 7, 2006, Velocity Express Corporation (the “Company”) and Meritage Capital Advisors LLC (“Meritage”) entered into a letter agreement (the “2006 Letter Agreement”), pursuant to which the Company and Meritage agreed to amend certain terms of their letter agreement dated September 1, 2005 (the “2005 Letter Agreement”). Pursuant to the 2006 Letter Agreement, the Company agreed, as consideration for the financial advisory services Meritage provided to the Company pursuant to the 2005 Letter Agreement, to (i) pay to Meritage $150,000 in cash, (ii) issue 45,000 shares of the Company’s Series Q Convertible Preferred Stock $0.004 par value per share (the “Series Q Preferred”) and (iii) reimburse Meritage for certain out-of-pocket expenses. The Series Q Preferred are initially convertible into 9.0909 shares of the Company’s common stock, $0.004 par value per share (the “Conversion Shares”) at an initial conversion price of $1.10 per share, subject to adjustment. The issuance of the 45,000 shares of Series Q Preferred to Meritage and our agreement to register the resale of the Conversion Shares was initially disclosed in our Current Report on Form 8-K filed on July 10, 2006 and was previously approved by the Company’s stockholders in connection with the CD&L, Inc. acquisition and other related transactions.

The Series Q Preferred were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(2) thereof. In relying on the exemption from registration provided by Section 4(2), the Company relied on certain representations from Meritage, including representations that Meritage: (i) was an “accredited investor” as defined under Rule 501(a) of Regulation D under the Securities Act; (ii) has such business and financial experience as is required to give it the capacity to evaluate the risks involved in acquiring the Series Q Preferred; (iii) is able to bear the risks of an investment in the Series Q Preferred; (iv) understands that the Series Q Preferred are “restricted securities” and have not been registered under the Securities Act; and (v) is acquiring the Series Q Preferred in the ordinary course of its business and for its own account for investment purposes only, and that it has no present intention of distributing any of the Series Q Preferred and has no arrangement or understanding with any other persons regarding the distribution of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006

Velocity Express Corporation

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer